UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 14, 2013
(Date of earliest event reported)

CLEANTECH BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-145939	33-0754902
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7386 Pershing Ave, University City, Missouri 63130
(Address of principal executive offices)

(314) 862-8670
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On November 14, 2013, CleanTech Biofuels, Inc. (the “Company”) held its Annual Shareholder Meeting. There were issued and outstanding on September 25, 2013, the record date, 77,486,367 shares of the Company’s common stock, par value $0.001 (“Common Stock”) eligible to vote. There were present at said meeting in person or by proxy, shareholders of the Company who were the holders of 45,171,953 (58.3%) shares of Common Stock entitled to vote thereat constituting a quorum. The stockholders voted on matters as follows:

1. Election of Board of Directors (Class III) –

	Votes For	Votes Against	Abstentions
Edward P. Hennessey	45,170,153	0	1,800
James E. Russell	44,064,620	1,105,533	1,800

The foregoing proposal passed and each nominee has been elected as Director for a three-year term.

There were no broker non-votes.

There were no other matters voted upon.

Paul Simon, Jr. and David Bransby, Phd. continue to serve as members of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEANTECH BIOFUELS, INC.

Date: November 14, 2013	By:	/s/ Edward P. Hennessey
Name: Edward P. Hennessey
Title: Chief Executive Officer and President